As filed with the Securities and Exchange Commission on June 22, 2007

Registration No. 333-__________

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-8

REGISTRATION STATEMENT

Under

THE SECURITIES ACT OF 1933

INTEGRATED SILICON SOLUTION, INC.

(Exact name of Registrant as specified in its charter)

Delaware	77-0199971
(State of Incorporation)	(I.R.S. Employer Identification Number)

1940 Zanker Road

San Jose, CA 95112

(Address of Principal Executive Offices)

1993 EMPLOYEE STOCK PURCHASE PLAN

1995 DIRECTOR STOCK OPTION PLAN

(Full title of the plans)

Scott Howarth

Chief Financial Officer

INTEGRATED SILICON SOLUTION, INC.

1940 Zanker Road

San Jose, CA 95112

(Name and address of agent for service)

(408) 969-6600

(Telephone number, including area code, of agent for service)

Copy to:

J. Robert Suffoletta

Wilson Sonsini Goodrich & Rosati

Professional Corporation

650 Page Mill Road

Palo Alto, CA 94304

Telephone: (650) 493-9300

CALCULATION OF REGISTRATION FEE

Title of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price Per Share (1)	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
Common Stock, $0.0001 par value, approved for issuance under the 1993 Employee Stock Purchase Plan	800,000 shares	$6.05	$4,114,000	$126.30
Common Stock, $0.0001 par value, approved for issuance under the 1995 Director Stock Option Plan	100,000 shares	$6.05	$ 605,000	$ 18.57
TOTAL:			$4,719,000	$144.87

(1)	Estimated in accordance with Rule 457(h) solely for the purpose of calculating the registration fee, based on 85% of $6.05, the average of the high and low price per share of the Registrant’s Common Stock as reported on the Nasdaq National Market on June 19, 2007 (the “Average Price”), for the shares to be issued under the 1993 Employee Stock Purchase Plan and based on 100% of the Average Price for the shares to be issued under the 1995 Director Stock Option Plan. The indicated number of shares to be registered represents additional shares issuable under the listed plans that are not covered by previous registration statements.

STATEMENT UNDER GENERAL INSTRUCTION E – REGISTRATION OF ADDITIONAL SECURITIES

The Registrant filed Registration Statements on Form S-8 with the Securities and Exchange Commission (the “SEC”) on or about May 14, 2004 (SEC File No. 333-115494), March 15, 2002 (SEC File No. 333-84404), March 9, 2001 (SEC File No. 333-56800), April 4, 2000 (SEC File No. 333-33944), April 22, 1998 (SEC File No. 333-50679), April 10, 1996 (SEC File No. 333-3438), and July 31, 1995 (SEC File No. 33-95282) (the “Employee Plan Form S-8’s”), and on April 26, 1999 (SEC File No. 333-76991) and July 31, 1995 (SEC File No. 33-95282) (the “Director Plan Form S-8’s”). The Employee Plan Form S-8’s were filed in connection with the Registrant’s 1993 Employee Stock Purchase Plan and the Director Plan Form S-8’s were filed in connection with the Registrant’s 1995 Director Stock Option Plan. This Registration Statement registers additional shares of the Registrant’s Common Stock to be issued pursuant to the 1993 Employee Stock Purchase Plan and the 1995 Director Stock Option Plan. The contents of the Employee Plan Form S-8’s and the Director Plan Form S-8’s, including periodic filings updating or amending the contents of the Employee Plan Form S-8’s and the Director Plan Form S-8’s, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8.

INTEGRATED SILICON SOLUTION, INC.

REGISTRATION STATEMENT ON FORM S-8

PART II

INFORMATION REQUIRED IN REGISTRATION STATEMENT

Item 8. Exhibits.

Exhibit Number	Description
4.1	1993 Employee Stock Purchase Plan, as amended *

4.2	1995 Director Stock Option Plan, as amended **

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2005, filed on February 9, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934.
**	Incorporated by reference to the Company’s Report on Form 8-K, filed on September 12, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Jose, State of California, on June 22, 2007.

INTEGRATED SILICON SOLUTION, INC.

By:	/S/ JIMMY S.M. LEE
Jimmy S.M. Lee, Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Jimmy S.M. Lee and Scott Howarth, jointly and severally, his or her attorneys-in-fact, each with the power of substitution, for him or her in any and all capacities, to sign any amendments to this Registration Statement on Form S-8 and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitution or substitutes, may do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated below.

Signature	Title	Date

/S/ JIMMY S.M. LEE Jimmy S.M. Lee	Director and Chief Executive Officer (Principal Executive Officer)	June 22, 2007

/S/ SCOTT HOWARTH Scott Howarth	Chief Financial Officer (Principal Financial and Principal Accounting Officer)	June 22, 2007

/S/ KONG YEU HAN Kong Yeu Han	Director	June 22, 2007

/S/ MELVIN KEATING Melvin Keating	Director	June 22, 2007

/S/ PING K. KO Ping K. Ko	Director	June 22, 2007

/S/ KEITH MCDONALD Keith McDonald	Director	June 22, 2007

Bryant Riley	Director

/S/ LIP-BU TAN Lip-Bu Tan	Director	June 22, 2007

/S/ HIDE L. TANIGAMI Hide L. Tanigami	Director	June 22, 2007

/S/ BRUCE A. WOOLEY Bruce A. Wooley	Director	June 22, 2007

INDEX TO EXHIBITS

Exhibit Number	Description
4.1	1993 Employee Stock Purchase Plan, as amended *

4.2	1995 Director Stock Option Plan, as amended **

5.1	Opinion of Wilson Sonsini Goodrich & Rosati, Professional Corporation

23.1	Consent of Independent Registered Public Accounting Firm

23.2	Consent of Counsel (contained in Exhibit 5.1)

24.1	Power of Attorney (contained on page II-2)

*	Incorporated by reference to the Company’s Quarterly Report on Form 10-Q for the quarter ending December 31, 2005, filed on February 9, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934.
**	Incorporated by reference to the Company’s Report on Form 8-K, filed on September 12, 2006 pursuant to Section 13(a) of the Securities Exchange Act of 1934.